UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 12, 2022

BASSETT FURNITURE INDUSTRIES, INCORPORATED
(Exact name of registrant as specified in its charter)

Virginia	000-00209	54-0135270
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

3525 Fairystone Park Highway Bassett, Virginia	24055
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (276) 629-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock ($5.00 par value)	BSET	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 12, 2022, Bassett Furniture Industries, Inc. (the “Company”) entered into an indemnification agreement (the “Indemnification Agreement”) with each of the members of the Company’s Board of Directors (the “Board”). The Indemnification Agreement provides for the indemnification of directors to the fullest extent permitted by Virginia law and the Company’s Bylaws for claims brought against them relating to their service on behalf of the Company, the advancement of expenses in connection with any such claim, and the process for seeking indemnification and the advancement of expenses.

The form Indemnification Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference, and the foregoing description is qualified in its entirety by the provisions of the form of the Indemnification Agreement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	Form of Indemnity Agreement.

104	Cover Page Interactive Data File (embedded within the inline XBRL document).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BASSETT FURNITURE INDUSTRIES, INCORPORATED

Date: October 18, 2022	By: /s/ J. Michael Daniel
J. Michael Daniel
Title: Senior Vice President – Chief Financial & Administrative Officer